Exhibit (d)(6)
SERIES D MANDATORY SERIES D MANDATORY REDEEMABLE PREFERRED SHARES REDEEMABLE PREFERRED SHARES CUSIP 486606 40 3 KAYNE ANDERSON MLP INVESTMENT COMPANY a Corporation Formed Under the Laws of the State of Maryland FULLY PAID AND NONASSESSABLE SERIES D MANDATORY REDEEMABLE PREFERRED SHARES, $25.00 LIQUIDATION PREFERENCE PER SHARE, $0.001 PAR VALUE PER SHARE, OF KAYNE ANDERSON MLP INVESTMENT COMPANY (the Corporation) transferable on the books of the Corporation by the holder hereof in person or by its duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the charter of the Corporation (the Charter) and the Bylaws of the Corporation and any amendments thereto. This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar. In Witness Whereof, the Corporation has caused this Certificate to be executed on its behalf by its duly authorized officers. Dated: Countersigned and registered (New York, New York) transfer agent and registrar By authorized Signature

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations: Ten Com Ten enT JT Ten as tenants in common as tenants by the entireties as joint tenants with right of survivorship and not as tenants in common unif gifT min aCT--.Custodian (Cust) (minor) under uniform gifts to minors act (state) additional abbreviations may also be used though not in the above list. -- -- -- Series D Mandatory Redeemable Preferred Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint to transfer the said Series D Mandatory Redeemable Preferred Shares on the books of the within named Corporation with full power of substitution in the premises. Dated For value received, hereby sell, assign and transfer unto PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE Attorney (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE) THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER. NOTICE: Signature(s) Guaranteed: THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15. IMPORTANT NOTICE The CorporaTion will furnish To any sToCkholder on requesT and wiThouT Charge a full sTaTemenT of The designaTions and any preferenCes, Conversion and oTher righTs, voTing powers, resTriCTions, limiTaTions as To dividends and oTher disTribuTions, qualifiCaTions, and Terms and CondiTions of redempTion of The sToCk of eaCh Class whiCh The CorporaTion is auThorized To issue, of The differenCes in The relaTive righTs and preferenCes beTween The shares of eaCh series of a preferred or speCial Class in series whiCh The CorporaTion is auThorized To issue, To The exTenT They have been seT, and of The auThoriTy of The board of direCTors To seT The relaTive righTs and preferenCes of subsequenT series of a preferred or speCial Class of sToCk. suCh requesT may be made To The seCreTary of The CorporaTion or To iTs Transfer agenT. PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: OK AS IS OK WITH CHANGES MAKE CHANGES AND SEND ANOTHER PROOF PRODUCTION COORDINATOR: HOLLY GRONER 931-490-7660 PROOF OF MAY 3, 2011 KAYNE ANDERSON MLP INVESTMENT COMPANY WO - 3612 back Operator: TS 711 ARMSTRONG LANE, COLUMBIA, TN 38401 o (931) 388-3003 REVISION: NEW